SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2012

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

United Bankshares, Inc. (“United” or the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 21, 2012 in Parkersburg, West Virginia. At the Meeting, shareholders voted on all proposals outlined in the Company’s proxy statement (the “Proxy Statement”) which were: (1) to elect fifteen (15) persons to serve as directors of the Company for a one-year term expiring at the 2013 Annual Meeting; (2) to ratify the selection of Ernst & Young LLP, as the independent registered public accounting firm for the fiscal year ending December 31, 2012; and (3) to approve, on an advisory basis, the compensation of United’s named executive officers. The proposals are described in detail in the Proxy Statement mailed to shareholders on or about April 9, 2012. The voting results for the proposals appear below.

Proposal 1. Election of Directors:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes

Richard M. Adams	33,461,412	1,206,434	—	7,507,726
Robert G. Astorg	33,574,997	1,092,849	—	7,507,726
W. Gaston Caperton, III	33,534,338	1,133,508	—	7,507,726
Lawrence K. Doll	33,429,094	1,238,752	—	7,507,726
Theodore J. Georgelas	33,641,056	1,026,790	—	7,507,726
F. T. Graff, Jr.	32,633,907	2,033,939	—	7,507,726
Douglas J. Leech	28,399,931	6,267,915	—	7,507,726
John M. McMahon	33,607,244	1,060,602	—	7,507,726
J. Paul McNamara	34,400,905	266,941	—	7,507,726
Mark R. Nesselroad	34,240,798	427,048	—	7,507,726
William C. Pitt, III	33,575,239	1,092,607	—	7,507,726
Donald L. Unger	33,353,787	1,314,059	—	7,507,726
Mary K. Weddle	34,392,663	275,183	—	7,507,726
Gary G. White	34,372,185	295,661	—	7,507,726
P. Clinton Winter, Jr.	33,747,776	920,070	—	7,507,726

Proposal 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012:

For	Against	Abstentions	Broker Non-Votes
40,921,537	1,148,607	105,428	—

Proposal 3. Approval, on an advisory basis, the compensation of United’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
32,970,240	1,057,714	639,892	7,507,726

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: May 24, 2012	By:	/s/ Steven E. Wilson
Steven E. Wilson, Executive Vice
President, Treasurer, Secretary and
Chief Financial Officer